Exhibit (c)(4)
Presentation to Colorprint
Preliminary Board Discussion Materials
Goldman, Sachs & Co. 13-Dec-2006

Table of Contents
I. Executive Summary II. Valuation Update III. LBO Analysis
Appendix A: Financial Sponsors Profiles Appendix B: Additional Information Appendix C: Sponsor Proposals
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

I. Executive Summary
Executive Summary 3
14 Jun 2007 16:11 3/3

Goldman Sachs

Comparison of Preliminary Indications of Interest
Key Transaction Terms

	Bidder A	Hellman & Friedman	Bidder B	Bidder C
Equity consideration per share	■ **$30.00-$32.00**	■ **$33.00-$34.00**	■ **$32.00-$34.00**	■ **$28.00-$30.00**
Enterprise Value ($mm)	■ $1,509 - $1,618	■ $1,673 - $1,727	■ $1,618 - $1,727	■ $1,400 - $1,509
Expected Sources of Financing	■ Equity provided by Bidder A ($7.9 bn) ■ Debt financing up to 7.5x Bidder A 2006 EBITDA	■ Residual balance sheet cash ■ Equity provided by Hellman & Friedman Capital Partners VI ($9 bn) ■ Debt financing consistent with Goldman indicative leverage levels	■ Equity provided by Bidder B ($15 bn) ■ Additional equity provided by management should they choose to co-invest ■ Debt financing consistent with Goldman indicative leverage levels (7.0x)	■ Equity provided by Bidder C ($3.9 bn) and affiliates ■ Subordinated debt from ($1.3 bn mezzanine fund) ■ Additional third party debt
Timing Issues	■ Prepared to begin due diligence immediately ■ Can commit resources to close transaction on an expedited basis	■ Prepared to begin due diligence immediately	■ Prepared to begin due diligence immediately ■ Can meet required timeline to sign an agreement in Q1 2007 and close on an expedited basis	■ Prepared to begin due diligence immediately ■ Confident acquisition can be completed in a timely fashion
Position Regarding Existing Management	■ Plan to retain senior management ■ Open to and encourage rollover and direct co-investment	■ Expectation that senior management team will continue to run the organization and be shareholders in post transaction company	■ Intend to offer senior management the opportunity to co-invest ■ Will implement a customary equity incentive program for certain key employees	■ Considers management team and employee base to be a key determinant of the value of the company ■ Following the transaction propose structuring an incentive equity plan to retain managers ■ Expect senior management to rollover a significant portion of their current ownership
Other Considerations / Assumptions	■ Due diligence focused on: 1. Evaluation of each segment's growth drivers, the color opportunity, and future product extensions 2. Accounting, tax, and legal diligence 3. Information Technology due diligence	■ Due diligence focused on: 1. The Company's financial and historical projections 2. Opportunities for growth 3. Retailer and manufacturer relationships 4. Management team's intentions regarding their involvement in the Company's management and ownership going forward	■ Key Assumptions (2007-2011): — Assume 10% Revenue CAGR — Steady state CapEx of 9%-10% of revenue — 36% EBITDA Margin — Goldman Sachs financing guidance ($1.1bn in total debt; 7.0x)	■ GS debt financing package of $1.134 bn — $648 mm senior credit facilities — $486 mm of senior and sub notes ■ Purchase price based on management's expected pro forma EBITDA of $179.2 million for CY 2007
Advisors	■ NA:	■ NA	■ Accountants: Deloitte & Touche ■ Legal: Cleary Gottlieb	■ NA

Executive Summary 4

Other Process Considerations ($ in millions) Withdrawn from Process: Inbound calls received: Fund Size Bidder A $1,500 Bidder B 12,000 Bidder C 22,000 Bidder D 4,000 Bidder E 19,3361 Bidder F 4,000 Bidder G 1,800 Bidder H 6,500 Bidder I 700 Bidder J 4,250 Bidder K 1,800 Bidder L 3,500 Bidder M 1,300 Bidder N 8,000 Bidder O 16,5911 1 Market capitalization. Executive Summary 5

14 Jun 2007 16:11 6/6
Illustrative Analysis at Various Prices
($in millions, except per share data) —— -— —— —— -— —— -— -— —— -— —— -— —— —— —— — Price Per Share $28.58 $30.00 $31.00 $32.00 $33.00 $34.00 Premium to Current Price (12-Dec-06) 0.0% 5.0% 8.5% 12.0% 15.5% 19.0 % Equity Value 1,352 1,430 1,484 1,539 1,593 1,648 Net Debt (at 30-Sep-06) 79 79 79 79 79 79 Enterprise Value 1,432 1,509 1,564 1,618 1,673 1,727 —— -— —— —— —— -— -— —— -— —— —— —— —— —— —— —— — Premium to: Undisturbed Closing Price (07-Dec-06) $24.23 18.0% 23.8% 27.9% 32.1% 36.2% 40.3% 30 Day Average 24.91 14.8 20.5 24.5 28.5 32.5 36.5 60 Day Average 26.39 8.3 13.7 17.5 21.2 25.0 28.8 90 Day Average 26.97 6.0 11.2 15.0 18.7 22.4 26.1 180 Day Average 26.84 6.5 11.8 15.5 19.2 22.9 26.7 52 Week High Closing Price 29.77 (4.0) 0.8 4.1 7.5 10.8 14.2 5 Year High Closing Price (23-Jan-2002) 39.01 (26.7) (23.1) (20.5) (18.0) (15.4) (12.8) EBITDA [1] Management / IBES — LTM — 9/30/06 $151.9 9.4 x 9.9 x 10.3 x 10.7 x 11.0 x 11.4 x CY2006E — IBES [2] $154.4 9.3 x 9.8 x 10.1 x 10.5 x 10.8 x 11.2 x CY2006E — Management 153.8 9.3 9.8 10.2 10.5 10.9 11.2 CY2006E — Management Adjusted [3] 162.3 8.8 9.3 9.6 10.0 10.3 10.6 CY2007E — IBES4 $163.6 8.8 x 9.2 x 9.6 x 9.9 x 10.2 x 10.6 x CY2007E — Management 175.4 8.2 8.6 8.9 9.2 9.5 9.8 CY2007E — Management Adjusted [3] 179.2 8.0 8.4 8.7 9.0 9.3 9.6 EPS [1] CY2006E — IBES [2] $1.56 18.3 x 19.2 x 19.9 x 20.5 x 21.2 x 21.8 x CY2006E — Management 1.53 18.7 19.6 20.3 20.9 21.6 22.2 CY2007E — IBES4 $1.62 17.6 x 18.5 x 19.1 x 19.8 x 20.4 x 21.0 x CY2007E — Management 1.51 18.9 19.9 20.5 21.2 21.9 22.5 PEG (LT — IBES) CY 2006E P/E 8.5% 2.1 x 2.3 x 2.3 x 2.4 x 2.5 x 2.6 x CY 2007E P/E 8.5 2.1 2.2 2.2 2.3 2.4 2.5 Executive Summary 6

14 Jun 2007 16:11 7/7
Analyst Sentiment Post Public Announcement
“The stock jumped on [Friday’s] news and is now trading at 9.6x our F2008 EBITDA estimate versus our comp group average of 10.4x. If a deal were to occur we don’t expect it to be much higher than 10.5x F2008 EBITDA, suggesting a price in the low $30’s. While the promise of better growth exists if the color printer introduction is a success, given the early stage of this initiative, the lower margin expectations of this new product and the near-term earnings deterioration, we believe there is some risk to this investment which may put a cap on the purchase price.” — Alexia Quadrani, Bear Stearns, 12/8/06
“We believe many shareholders would likely view any buyout short of $35 to $40 as premature given Colorprint is only half way through its much-touted color printer installation. In addition, the company only recently completed the Walgreen rollout, giving current investors very little time to assess how much of a hit the drugstore channel may prove to the CMS segment. A sale by the company at this point could be viewed as a giveaway to private equity buyers.” — Todd Van Fleet, First Analysis Securities, 12/11/06
“We believe Colorprint’s healthy cash flow generation coupled with its ongoing transformative growth initiatives make the company a logical target for private equity firms.”
“Rumored takeout discussions are in the $30/share range, which would value the business at around 9x CY07 EBITDA and 20x CY07 EPS. We believe it’s plausible the multiple could creep slightly higher in a competitive auction.”
“We do not expect a deal to be reached at a significant premium above Friday’s closing price.” - Mark A. Bacurin, Robert W. Baird, & Co., 12/11/06
“While the shares have rallied...since the news broke [Friday] afternoon, we still see potential for further material upside. Assuming a conservative 11x multiple on consensus F2008 EBITDA, we estimate that Colorprint could fetch $38 per share. Utilizing our current F2008 EBITDA estimate of $189.8 MM, we estimate Colorprint could be worth north of $40 per share. Notably, mature businesses in our space with lower growth prospects than Colorprint have been acquired at higher than 11x. We remain convinced that Colorprint’s color roll-out will yield high returns and snare material incremental dollars.” — Frederick Searby, JPMorgan, 12/8/06
Executive Summary 7

14 Jun 2007 16:11 8/40

Goldman Sachs

Colorprint Illustrative Timetable

December 2006

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

January 2006

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

February 2006

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28			

March 2006

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

Important Dates   Holidays

Date:	Event:
December 12th	■ Preliminary indications of interest due from Sponsors
December 13th	■ Review bids with Board / Special Committee
December 15th	■ Notify Sponsors selected to continue in process
Dec 14th – 26th	■ Prepare due diligence items, refine management five year projections, develop management presentations and populate on-line data room
Dec 27th	■ Deliver 5 year financial projection model to Sponsors; open on-line data room
Dec 28th – 29th	■ Calls with Sponsors to review financial model
Jan 1st, Jan 8th	■ Sponsor due diligence with Colorprint (2 days each with broader Company management participation)
Jan 8th, Jan 15th	■ Process follow-up request items from Sponsors ■ Deliver draft Purchase Agreement to Sponsors
Jan 24th	■ Final bids due from Sponsors with mark-up of Purchase Agreement
Jan 26th	■ Review final bids with Board / Special Committee
Week of Jan 29th	■ Select final bidder, negotiate Purchase Agreement
Week of Feb 5th	■ Colorprint announces quarterly financial results ■ Announce transaction
Mid March	■ Shareholder vote
Late March / Early April	■ Launch Financing ■ Transaction Closing

Executive Summary 8

Executive Summary
14 Jun 2007 16:11 10/10 II. Valuation Update Valuation Update 9

14 Jun 2007 16:11 11/11
Market Performance
Price Appreciation by Sector —— —— —— —— —— —— —— — 2000 2001 2002 2003 2004 2005 2006YTD1 —— —— —— —— —— —— —— —
Colorprint 0.9% (10.9) % (46.7) % 9.0% 47.0% (14.4) % 12.7% —— —— —— —— —— —— —— —
Sectors —— —— —— —— —— —— —— —
Marketing Services2 8.9% 12.9% (17.4) % 21.1% 19.4% (12.5) % 3.2% —— —— —— —— —— —— —— —
Information Services3 18.7 42.2 (0.3) 30.9 17.6 20.4 8.7
—— —— —— —— —— —— —— —
Advertising4 (17.1) (17.3) (37.6) 23.5 (3.4) 1.0 14.8
—— —— —— —— —— —— —— —
Publishing5 (13.1) (9.0) (14.4) 24.6 21.2 5.4 27.9
—— —— —— —— —— —— —— —
Industry Standards —— —— —— —— —— —— —— —
S&P 500 (10.1) % (13.0) % (23.4) % 26.4% 9.0% 3.0% 12.9% —— —— —— —— —— —— —— —
NASDAQ Composite Index (39.3) (21.1) (31.5) 50.0 8.6 1.4 10.5
As of 12-Dec-2006. (4.4)% for YTD 2006 for Colorprint based on undisturbed closing price on 7-Dec-2006. 2 Marketing Services: Acxiom, Harte Hanks, InfoUSA, Valassis, and Advo.
3 Information Services: Moody’s, Dun & Bradstreet, Equifax, Alliance Data Systems, Fair Isaac, First Advantage and ChoicePoint. 4 Advertising: Omnicom Group, Interpublic, Publicis, Havas, and WPP Group.
5 Publishing: News Corp, Thomson Corporation, McGraw -Hill, and Wolters Kluwer.
Valuation Update 10

14 Jun 2007 16:11 12/12
Colorprint Shares Traded at Various Prices
Last 3 Months Last 6 Months
7,000 Weighted Average Price: 26.85 USD 18,000 Weighted Average Price: 27.52 USD Total Shares Traded as Percent of Shares 16,000 Total Shares Traded as Percent of Shares 6,000 Outstanding: 42.84% Outstanding: 90.12% 14,000 5,000 (000) (000) 12,000 Volume 4,000 Volume
10,000 3,000 8,000 6,000 2,000 4,000 1,000 2,000
0 0 24.23 25.04 25.86 26.67 27.48 28.30 24.23 25.11 25.98 26.86 27.74 28.61 to to to to 25.03 Daily from 12-Sep-2006 to 12-Dec-2006 29.11 25.10 Daily from 12-Jun-2006 to 12-Dec-2006 29.49
Last 12 Months Last 24 Months
30,000 Weighted Average Price: 26.09 USD 60,000 Weighted Average Price: 25.74 USD Total Shares Traded as Percent of Shares Total Shares Traded as Percent of Shares 25,000 50,000 (000) Outstanding: 213.77% Outstanding: 461.65% 20,000 (000) 40,000
Volume Volume
15,000 30,000 10,000 20,000 5,000 10,000
0 0 21.7123.05 24.4 25.74 27.08 28.43 21.71 23.13 24.56 25.98 27.4 28.83 to to to to 23.04 Daily from 12-Dec-2005 to 12-Dec-2006 29.77 23.12 Daily from 10-Dec-2004 to 12-Dec-2006 30.25 Valuation Update 11

14 Jun 2007 16:11 12/40
Historical Trading Performance
Three Years
Index Price Performance P/E Performance
Colorprint Peers 180%
24x High 22.9 x 20.7 x Low 15.8 15.6 Avg 18.9 18.3
21.5x
160%
22x
49.1% (NTM) 140% Months
20x
Price 31.4% P/E (x) Indexed Forward Twelve 24.8%
120% 18x 17.8x Next 100% 16x 80% 14x
Dec- May- Oct- Mar- Aug- Jan- Jun- Dec- Dec- May- Oct- Mar- Aug- Jan- Jun- Dec-2003 2004 2004 2005 2005 2006 2006 2006 2003 2004 2004 2005 2005 2006 2006 2006
Daily from 12-Dec-2003 to 12-Dec-2006 Daily from 12-Dec-2003 to 12-Dec-2006
Colorprint [1] S&P 500 Marketing Services Composite [2]
Valuation Update 12

14 Jun 2007 16:11 14/14
Colorprint Enterprise Value / EBITDA Trading History
Three Years
11x
10x
9.4 x
Multiple
9x
EBITDA
8x Average: 8.3x Value to LTM 7x Enterprise High 10.1 x
6x Low 6.1 x Avg 8.3 x Current 9.4 x
5x
4x
Dec-2003 May-2004 Oct-2004 Mar-2005 Aug-2005 Jan-2006 Jun-2006 Nov-2006
Daily from 12-Dec-2003 to 12-Dec-2006
Valuation Update 13

14 Jun 2007 16:11 15/15
Comparison of Selected Companies
($ in millions, except per share data)
\ Closing % of Equity Calendarized 5-Year 2007 PE LTM Price 52 Week Market Enterprise Enterprise Value / EBITDA P/E Multiples [2] Est. EPS to 5-Year ; EBITDA —— — Company 12-Dec-06 High Cap [1] Value [1] LTM [1] 2006 E 2007 E 2006 2007 CAGR [2] CAGR [2] Margin [1] —— —— —— —— —— —— —— —— —— —— —— —— —— -— —
Colorprint $28.58 96% $1,352 $1,432 9.4 x9.3 x 8.8 x 20.4 x 20.2 x 8.5% 2.4 x 34.5 % Colorprint — Management 9.3 8.2 18.7 18.9
Colorprint — Management Adjusted [3] 8.8 8.0
—— —— —— —— —— —— —— -— —— —— —— —— -— —— —
Marketing Services Acxiom $25.42 96% $2,026 $2,729 6.7 x6.8 x 6.4 x 26.1 x 21.3 x 15.0% 1.4 x 29.7% —— —— —— —— —— —— —— —— —— —— —— —— -— —
Harte Hanks 26.55 89 2,097 2,228 10.1 10.2 9.5 19.2 17.4 11.2 1.6 18.8
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Advo 29.08 79 926 1,012 11.9 9.7 8.4 30.4 20.7 10.0 2.1 5.9
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Valassis Communications 16.44 54 786 9597.0 6.9 7.0 10.4 11.0 7.0 1.6 12.9
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
InfoUSA 12.16 93 680 8098.8 9.1 7.5 19.0 13.7 NA NA 22.6
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Median 89% 8.8 x 9.1 x 7.5 x 19.2 x 17.4 x 10.6% 1.6 x 15.9 % Mean 82 8.9 8.5 7.8 21.0 16.8 10.8 1.7 16.8
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Information Services Moody’s $69.58 96% $20,312 $20,318 18.9 x18.2 x 16.6 x 31.8 x 27.8 x 15.0% 1.9 x 56.0% —— —— —— —— —— —— —— —— —— —— —— —— -— —
Alliance Data 63.22 96 5,212 5,835 13.1 11.5 10.3 20.5 17.9 18.0 1.0 23.6
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Dun & Bradstreet 83.15 100 5,312 5,574 12.0 12.3 11.3 21.0 18.3 13.8 1.3 30.8
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Equifax 41.31 100 5,272 5,760 11.2 10.8 10.0 20.6 18.8 10.5 1.8 34.0
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
ChoicePoint 37.93 82 3,102 3,455 10.1 10.2 9.8 22.7 20.0 15.0 1.3 32.2
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Fair Isaac 41.41 87 2,735 2,908 13.1 10.8 10.1 18.3 15.9 12.5 1.3 26.8
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
First Advantage 22.14 72 1,289 1,521 9.9 9.4 8.4 21.1 18.3 20.0 0.9 21.1
—— —— —— -— —— —— —— -— —— —— —— —— —— —— —
Median 96% 12.0 x 10.8 x 10.1 x 21.0 x 18.3 x 15.0% 1.3 x 30.8 % Mean 90 12.6 11.9 10.9 22.3 19.6 15.0 1.4 32.1
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Advertising Omnicom Group $104.86 100% $18,404 $20,804 12.1 x12.5 x 11.4 x 21.0 x 18.7 x 12.0% 1.6 x 15.4% —— —— —— —— —— —— —— —— —— —— —— —— -— —
WPP Group 13.49 97 16,959 19,515 10.7 10.4 9.6 17.0 15.3 9.9 1.5 16.1
—— —— —— -— —— —— —— —— —— —— —— —— —— -— —— —
Publicis Groupe 39.21 88 8,663 8,602 7.2 8.0 7.5 16.2 14.9 3.0 5.0 20.8
—— —— —— -— —— —— —— -— —— —— —— —— —— -— —— —
Interpublic Group 11.75 95 5,184 6,899 19.7 16.7 10.2 NM 43.5 10.0 4.4 NM —— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Havas 5.65 100 2,427 3,289 13.6 14.1 11.9 31.4 22.5 6.5 3.5 12.4
—— —— —— -— —— —— —— —— —— —— —— —— —— -— —— —
Median 97% 12.1 x 12.5 x 10.2 x 19.0 x 18.7 x 9.9% 3.5 x 15.7 % Mean 96 12.7 12.3 10.1 21.4 23.0 8.3 3.2 16.2
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Publishing News Corp $21.18 98% $67,733 $73,453 15.9 x14.4 x 12.9 x 22.7 x 19.2 x 17.0% 1.1 x 18.3% —— —— —— —— —— —— —— —— —— —— —— —— -— —
Thomson Corporation 42.22 98 27,069 30,983 14.0 12.3 11.4 25.1 22.8 13.5 1.7 24.3
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
McGraw-Hill 68.00 100 25,477 25,402 14.1 15.3 13.3 27.3 23.9 12.0 2.0 29.0
—— —— —— -— —— —— —— —— —— —— —— —— —— —— —
Wolters Kluwer 28.03 95 8,704 9,874 12.9 10.4 9.0 17.2 14.2 9.0 1.6 16.0
—— —— —— -— —— —— —— —— —— —— —— —— —— -— —— —
Median 98% 14.1 x 13.4 x 12.1 x 23.9 x 21.0 x 12.8% 1.6 x 24.3 % Mean 98 14.2 13.1 11.6 23.1 20.0 12.9 1.6 23.9
—— -— —— —— —— —— —— —— —— —
Valuation Update 14

14 Jun 2007 16:11 16/16
Illustrative Discounted Cash Flow Analysis
Valuation Date December 13, 2006 ($ in millions, except per share data)
As of 31-December — 2006 2007 2008 2009 2010 2011 —— —— —— —— —
Sales $460.3 $ 506.9 $547.5 $591.2 $638.5 $689.6 Growth 11.1% 10.1% 8.0% 8.0% 8.0% 8.0 % EBIT $115.3 $ 126.0 $139.3 $154.9 $171.7 $189.8 EBIT Margin 25.0% 24.9% 25.5%26.2% 26.9% 27.5 % Taxes1 43.8 47.9 53.0 58.9 65.2 72.1
D&A $38.5 $53.2 $55.0 $55.0 $55.0 $55.0
Change in Working Capital (7.4) 2.3 2.0 2.2 2.3 2.5
Capex 110.0 65.0 55.0 55.0 55.0 55.0
Unlevered Free Cash Flow $(7.4) $68.6 $88.4 $98.2 $108.8 $120.2
Adjustment to year 12 8.1
— Unlevered Free Cash Flow 0.7 68.6 88.4 98.2 108.8 120.2
PV of Cash Flow 0.7 65.2 76.3 77.1 77.6 78.0
Discounted Cash Flow Assumptions —— -— —
Value of FCF $374.9 Projections5 Management Terminal Value 1,287.0 Colorprint WACC 10.0 % PV of FCF’s 1,661.8 Change in Working Capital5 Management Tax Rate 1 38.0 % Net Debt3 79.3 $ Terminal LTM EBITDA Multiple 8.5 x Equity Value 1,582.5
Diluted Shares Outstanding4 48.2 Valuation as of 13-Dec-06 —— -— —
Implied Share Price $32.80
—— -— —
Valuation Update 15

14 Jun 2007 16:11 17/17
Illustrative DCF Sensitivities
Implied Share Price
Terminal LTM EBITDA Multiple
$ 0.0 8.0 x 8.5 x 9.0 x 9.5 x 10.0 x Discount 9.0% $32.63 $34.08 $35.54 $36.99 $38.45 Rate 10.0% 31.41 32.80 34.19 35.58 36.97 11.0% 30.26 31.59 32.92 34.24 35.57
Implied Share Price Implied Share Price Revenue Growth1 EBITDA Margin2 $0.06.0% 7.0% 8.0% 9.0% 10.0% $0.0 33.5% 34.5% 35.5% 36.5% 37.5 % Discount9.0%$31.53 $32.78 $34.08 $35.44 $36.86 9.0% $32.04 $33.06 $34.08 $35.10 $36.12 Rate 10.0% 30.36 31.56 32.80 34.11 35.46 10.0% 30.84 31.82 32.80 33.78 34.77 11.0% 29.25 30.39 31.59 32.84 34.14 11.0% 29.70 30.64 31.59 32.54 33.48 Valuation Update 16

14 Jun 2007 16:11 18/18
Selected Precedent Transactions
Since 2003 ($ in millions)
LTM Multiples — Date Announced Target Acquiror Levered Value Sales EBITDA EBIT Consideration —— —— —— —— —— —— —— —— —
Sep-06CPC ADS $70 NA NA 14.0 x Cash —— —— —— —— —— —— —— —— —
Jul-06ADVO Valassis 1,316 0.9 9.1x / 12.6x [1] 21.6 Cash —— —— —— —— —— —— —— —— —
Aug-06PRIMIS Parthenon Capital 115 NA 8.0 NA Cash —— —— —— —— —— —— -— —— —— —
Feb-06Doubleclick Email ADS 90 2.3 10.0 NA Cash —— —— —— —— —— -— —— —— —
Jan-06Clarity Blue Experian 188 [2] 3.3 NA 20.0 Cash —— —— —— —— —— —— —— —— —
Jan-06VNU NV Valcon Acquisition 11,566 2.2 11.3 19.0 Cash —— —— —— —— —— —— —— —— —
Sep-05Bigfoot Interactive ADS 120 4.0 14.0 NA Cash —— —— —— —— —— -— —— —— —
Aug-05Communications Group WPP Group plc 68 NA NA NA Cash —— —— —— —— —— -— —— —— —
Jul-05Cendant Marketing Services Division Apollo 1,825 1.4 8.2 10.5 Cash —— —— —— —— —— —— —— —
Mar-05Digital Impact Inc. Acxiom 115 NA NA NA Cash —— —— —— —— —— -— —— —— —
Mar-05Tampa Flyer Harte Hanks 60 NA NA NA Cash —— —— —— —— —— —— -— —— —— —
Apr-05DoubleClick Hellman & Friedman 805 2.0 13.4 37.1 Cash —— —— —— —— —— —— -— —— —— —
Oct-04Epsilon Data Management ADS 300 2.5 12.5 NA Cash —— —— —— —— —— -— —— —— —
Sep-04Grey Global Group WPP Group plc 1,520 0.9 17.2 NA Cash/Stock —— —— —— —— —— —— —— —
Jul-04Seisint, Inc. Reed Elsevier 775 6.7 17.2 NA Cash —— —— —— —— —— —— -— —— —— —
Jun-04Information Holdings Thomson Corp. 441 5.4 NA NA Cash —— —— —— —— —— -— —— —— —
May-04TradeWeb Thomson Corp. 535 NA NA NA Cash —— —— —— —— —— —— -— —— —— —
Apr-04OneSource Information Services infoUSA Inc 85 1.5 NA 18.6 Cash —— —— —— —— —— -— —— —— —
Apr-04Direct Group Investor Group 50 NA NA NA Cash —— —— —— —— —— —— -— —— —— —
Aug-03INFO1 LandAmerica Finl Group Inc 47 NA NA NA Cash —— —— —— —— —— —— -— —— —— —
Aug-03Peter Black Direct Marketing Merck 25 NA NA NA Cash —— —— —— —— —— -— —— —— —
Jun-03Factual Data Corp Kroll Inc 113 1.6 NA 7.3 Cash/Stock —— —— —— —— —— -— —— —— —
Jun-03Cordiant Communications WPP Group plc 331 0.7 6.5 NA Cash —— —— —— —— —— -— —— —— —
May-03Tele-V National Mgmt Consulting 42 NA NA NA Common Stock —— —— —— —— —— —— -— —— —— —
May-03Mosaic Sales Solutions JLL Partners 76 NA NA NA Cash —— —— —— —— —— -— —— —— —
May-03NFO WorldGroup Taylor Nelson Sofres 435 0.9 8.3 11.6 Cash —— —— —— —— —— -— —— —— —
Apr-03Insurance Mgmt Solutions Group Fiserv Inc 41 1.4 NM NM Cash —— —— —— —— —— -— —— —— —
Mar-03Scorex Experian 111 2.4 NA NA Cash —— —— —— —— —— —— -— —— —— —
Feb-03Zenith Optimedia Publicis Groupe SA 119 NA NA NA Undisclosed —— —— —— —— —— -— —— —— —
Jan-03Nordic Info Group A/S Experian 142 3.0 8.2 15.2 Cash —— —— —— —— —— -— —— —— —
Median 2.1 x 11.3 x 16.9 x —— -— —— —
Valuation Update 17

14 Jun 2007 16:11 19/19
Comparison of Selected Premiums
100% Cash Consideration, Last 3 Years1 ($ in millions)
Premium — AnnouncedTarget Acquiror Equity Value 1 Day 1 Week 4 Weeks —— —— —— —— —— — 11/30/06Digital Insight Corp Intuit Inc $1,354 18.2%16.7% 30.2% —— —— —— —— —— — 11/16/06Conor Medsystems Inc Johnson & Johnson Inc 1,459 23.8 29.3 36.7 —— —— —— —— —— —— — 11/06/06Per-Se Technologies McKesson Corp 1,095 14.5 16.5 19.3 —— —— —— —— —— —— — 10/31/06Banta Corp RR Donnelley & Sons Co 1,306 16.6 14.8 11.9 —— —— —— —— —— —— — 10/30/06Sirna Therapeutics Inc Merck & Co Inc 1,132 95.8 83.0 128.8 —— —— —— —— —— —— — 10/30/06Trustreet Properties Inc GE Capital Solutions Franchise 1,151 36.3 36.4 38.2 —— —— —— —— —— —— —
10/30/06Trammell Crow Co CB Richard Ellis Group Inc 1,971 28.1 31.6 38.8
—— —— —— —— —— —— —
10/26/06Kanbay International Inc Capgemini SA 1,162 15.9 24.8 36.8
—— —— —— —— —— —— —
10/25/06Universal American Financial Investor Group 1,107 12.2 14.4 9.5
—— —— —— —— —— —— —
10/11/06Jacuzzi Brands Inc Apollo Management LP 1,240 20.8 20.2 20.8
—— —— —— —— —— —— —
10/25/06Yankee Candle Co Inc Madison Dearborn Partners LLC 1,724 21.0 19.0 21.3
—— —— —— —— —— —— —
08/23/06Internet Sec Sys Group Inc IBM Corp 1,303 7.7 8.2 16.9
—— —— —— —— —— —— —
08/10/06FileNet Corp IBM Corp 1,557 1.0 4.0 29.1
—— —— —— —— —— —— —
07/09/06Heritage Ppty Invest Trust Inc Centro Properties Group 1,753 3.3 3.5 3.6
—— —— —— —— —— —— —
05/14/06SSA Global Technologies Inc Infor Global Solutions 1,529 25.1 24.0 25.8
—— —— —— —— —— —— —
05/01/06Aviall Inc Boeing Co 1,716 27.3 28.7 27.2
—— —— —— —— —— —— —
04/27/06Diagnostic Products Corp Siemens Medical Solutions Inc 1,767 20.7 17.7 24.5
—— —— —— —— —— —— —
04/25/06Serologicals Corp Millipore Corp 1,389 35.3 34.3 33.1
—— —— —— —— —— —— —
04/20/06Ubiquitel Inc Sprint Nextel Corp 1,035 1.6 1.9 3.1
—— —— —— —— —— —— —
01/22/06Sports Authority Inc Investor Group 1,021 20.0 26.0 20.8
—— —— —— —— —— —— —
11/20/05Beverly Enterprises Inc Fillmore Capital Partners LLC 1,593 33.3 35.9 36.8
—— —— —— —— —— —— —
11/10/05SERENA Software Inc Silver Lake Partners 1,026 2.7 7.3 24.4
—— —— —— —— —— —— —
11/08/05Linens n Things Inc Investor Group 1,295 7.9 14.9 17.0
—— —— —— —— —— —— —
10/24/05Amli Residential Ppty Trust Prime Property Fund 1,177 20.7 22.7 19.1
—— —— —— —— —— —— —
10/16/05Adv Neuromodulations Sys Inc St Jude Medical Inc 1,369 30.4 22.8 21.8
—— —— —— —— —— —— —
09/29/05IDX Systems Corp GE Healthcare Ltd 1,488 25.1 33.6 38.8
—— —— —— —— —— —— —
09/15/05UICI Investor Group 1,719 19.1 17.1 19.9
—— —— —— —— —— —— —
08/04/05Metris Cos Inc HSBC Finance Corp 1,575 1.1 0.5 3.2
—— —— —— —— —— —— —
07/21/05Priority Healthcare Corp Express Scripts Inc 1,252 7.7 9.3 10.7
—— —— —— —— —— —— —
07/10/05US Unwired Inc Sprint Corp 1,072 1.5 4.3 24.3
—— —— —— —— —— —— —
06/16/05Vicuron Pharmaceuticals Inc Pfizer Inc 1,916 84.2 78.6 68.4
—— —— —— —— —— —— —
06/13/05Commercial Federal,Omaha,NE Bank of the West,CA 1,367 34.1 34.8 36.1
—— —— —— —— —— —— —
06/07/05Gables Residential Trust Investor Group 1,272 14.1 19.5 17.1
—— —— —— —— —— —— —
05/16/05Overnite Corp UPS 1,220 46.2 35.8 42.7
—— —— —— —— —— —— —
05/12/05Cuno Inc 3M Co 1,290 31.3 34.7 36.8
—— —— —— —— —— —— —
04/21/05Transkaryotic Therapies Inc Shire Pharmaceuticals Grp PLC 1,384 21.6 38.1 55.5
—— —— —— —— —— —— —
03/14/05Ascential Software Corp IBM Corp 1,121 17.8 17.0 16.8
—— —— —— —— —— —— —
01/31/05Pulitzer Inc Lee Enterprises Inc 1,432 1.8 (1.5) (0.9)
—— —— —— —— —— —— —
01/27/05Genencor International Inc Danisco A/S 1,151 23.9 22.4 15.8
—— —— —— —— —— —— —
11/24/04Ionics Inc GE Infrastructure Inc 1,072 47.9 43.0 52.5
—— —— —— —— —— —— —
11/03/04Argosy Gaming Co Penn National Gaming Inc 1,408 16.4 11.1 17.8
—— —— —— —— —— —— —
10/20/04Boca Resorts Inc Blackstone Real Estate Advisor 1,031 27.9 30.7 31.1
—— —— —— —— —— —— —
10/19/04Robert Mondavi Corp Constellation Brands Inc 1,030 49.9 52.3 50.9
—— —— —— —— —— —— —
10/18/04Select Medical Corp EGL Holding Co 1,983 26.6 27.8 39.3
—— —— —— —— —— —— —
09/29/04Orbitz Inc Cendant Corp 1,229 34.5 33.8 48.4
—— —— —— —— —— —— —
07/13/04National Processing Inc Bank of America Corp 1,425 (9.5) (8.0) (8.8)
—— —— —— —— —— —— —
05/24/04NeighborCare Inc Omnicare Inc 1,410 96.7 94.4 44.2
—— —— —— —— —— —— —
05/24/04WFS Financial Inc Westcorp,Irvine,CA 1,940 3.5 6.2 5.1
—— —— —— —— —— —— —
05/19/04ALARIS Medical Systems Inc Cardinal Health Inc 1,743 18.4 11.6 17.8
—— —— —— —— —— —— —
05/18/04Kroll Inc Marsh & McLennan Cos Inc 1,958 32.4 32.9 34.6
—— —— —— —— —— —— —
03/22/04US Oncology Inc Welsh Carson Anderson & Stowe 1,302 18.5 20.3 17.3
—— —— —— —— —— —— —
03/15/04InVision Technologies Inc GE Infrastructure Inc 1,159 21.3 23.3 31.3
—— —— —— —— —— —— —
01/13/04TheraSense Inc Abbott Laboratories 1,243 33.0 35.5 50.0
—— —— —— —— —— —— —
12/21/03Esperion Therapeutics Inc Pfizer Inc 1,281 54.2 52.8 57.6
—— —— —— —— —— —— —
Median—100% Cash Transactions 20.9% 22.7% 25.2%
1. Includes equity values between $1 billion and $2 billion over last three years. US public company targets only.
Valuation Update 18

14 Jun 2007 16:11 20/20 III. LBO Analysis LBO Analysis 19

14 Jun 2007 16:11 21/21
Illustrative LBO Analysis
Assumes $33.00 Purchase Price —— —— —— —— —— —— —— — Sources and Uses —— —— —— —— —— —— -— —— —— —— — 7.0 x Total Debt / EBITDA —— —— —— —— —— —— -— —— —— —— — Sources of Funds Uses of Funds —— — Amount Expected Cost of % of x 12/31/06 E Amount ($mm) Rating Debt Total Adj. EBITDA 1 ($mm) —— —— —— —— —— —— — Revolver2 $0.0 Ba3/B L + 250 0.0% 0.0 x Equity Consideration3 $1,593.2 1st Lien Term Loan B 700.0 Ba3/B L + 250 40.1% 4.3 x Existing Debt Retired 111.6 —— —— —— —— —— —— —— —— — Bank Debt $700.0 40.1% 4.3 x Total Purchase Price 1,704.8 —— —— —— —— —— — Senior Unsecured Notes 275.0 B3/CCC+ 9.0% 15.8% 1.7 x Legal / Advisory Fees 12.0 Senior Debt $975.0 55.8% 6.0 x Financing Costs 29.2 Senior Subordinated Notes 160.0 Caa1/CCC+ 10.5%9.2% 1.0 x —— —— —— —— —— —— — Total Debt$1,135.0 65.0% 7.0 x —— —— — Sponsor Equity Contribution 611.0 35.0% 3.8 x —— —— —— —— — Total Sources$1,746.0 100.0% 10.8 x Total Uses $1,746.0 —— —— —— —— — LBO Analysis 20

14 Jun 2007 16:11 22/22
Illustrative LBO Returns Analysis
Returns at Various Exit Dates – Assumes 7.0x Leverage, Exit at 8.5x LTM EBITDA
Entrance Premium to Undisturbed Stock Price
19.7% 23.8% 27.9% 32.1% 36.2% 40.3%
1540% $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 $ 34.00
2010 27.6% 23.2% 19.5% 16.3% 13.4% 10.9%
Exit Date 2011 26.6 23.2 20.3 17.7 15.4 13.4
2012 25.6 22.8 20.4 18.3 16.4 14.7
Returns at Various Exit Multiples – Assumes 7.0x Leverage
Entrance Premium to Undisturbed Stock Price
19.7% 23.8% 27.9% 32.1% 36.2% 40.3%
32% $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 —— —— —— —— —— — EBITDA Multiple
8.0 x 23.8% 20.5% 17.6% 15.1% 12.9% 10.8% 8.5 x 26.6 23.2 20.3 17.7 15.4 13.4 9.0 x 29.2 25.7 22.7 20.1 17.8 15.7
2011 Exit 9.5 x 31.6 28.1 25.0 22.4 20.0 17.8
10.0 x 33.9 30.3 27.2 24.5 22.0 19.9 Returns at Various Leverage Levels – Assumes Exit at 8.5x 2011 LTM EBITDA
Entrance Premium to Undisturbed Stock Price
19.7% 23.8% 27.9% 32.1% 36.2% 40.3%
15% $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 —— —— —— —— —— — EBITDA
6.0 x 21.8% 19.4% 17.3% 15.3% 13.6% 11.9% 6.5 x 23.9 21.1 18.6 16.4 14.4 12.6
Debt / at Close 7.0 x 26.6 23.2 20.3 17.7 15.4 13.4 LTM 7.5 x 30.5 26.1 22.5 19.4 16.7 14.3
8.0 x 36.0 30.1 25.5 21.6 18.4 15.6
LBO Analysis 21

14 Jun 2007 16:11 23/23
Base Case for Illustrative LBO Analysis1
($ in millions)
Pro Forma CY Ended December 31,
($in millions) LTM 12/31/06E 2007E [2] 2008P 2009 P 2010 P 2011P 2012P —— —— -— —— —— -— —— —— -— —— —— —— —— -— —
OPERATIONAL DATA —— —— —— —— -— —— —— -— —— —— -— —— —— -— —— —
Total Sales $460.3 $506.9 $547.5 $591.2 $638.5 $689.6 $744.8
—— —— —— —— —— —— —— —— —— —— —
growth 10.1% 8.0% 8.0% 8.0% 8.0% 8.0% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Adjusted EBITDA 162.3 176.9 194.3 209.9 226.7 244.8 264.4
—— —— —— —— —— —— —— —— —— —— -— —— -— —
35.5% 35.5% 35.5% margin 35.3% 34.9% 35.5% 35.5% —— —— -— —— —— -— —— —— —— —
EBIT $123.8 $123.7 $139.3 $154.9 $171.7 $189.8 $209.4
—— —— —— —— —— —— —— —— —— —— —— —
Total Interest Expense 1.4 94.9 89.8 87.5 84.6 80.4 74.8
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Net Income (Loss) to Common 77.1 17.9 30.7 41.8 54.0 67.8 83.5
SELECTED CASH FLOW DATA:
—— —— —— —— -— —— —— -— —— —— -— —— —— -— —— —
Adjusted EBITDA $162.3 $176.9 $194.3 $209.9 $226.7 $244.8 $264.4
—— —— —— —— —— —— —— —— —— —— —
+/- Changes in Working Capital (7.4) 2.3 2.0 2.2 2.3 2.5 2.7
—— —— —— —— —— -— —— —— -— —— —— -— —— —— -— —— —
(55.0) (55.0) (110.0) (65.0) — Total Capital Expenditures (55.0) (55.0) (55.0) —— —— —— —
= Operating Cash Flow 44.9 114.2 141.3 157.1 174.0 192.3 212.1
—— —— —— —— —— —— —— —— —
(18.8) (51.2) — (46.5) (10.9) Cash Taxes (25.6) (33.1) (41.6) —— —— —— -— —— —— —— -— —— —— —— -— — (86.8) (71.8) — (92.0) Cash Interest Expense (net) (1.4) (84.6) (81.6) (77.5) —— —— -— —— —— —— -— —— —— —— -— — =Cash for Debt Service (3.0) 11.3 35.7 46.9 59.3 73.3 89.1 Cumulative Cash for Debt Service 11.3 46.9 93.8 153.1 226.3 315.5 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — CAPITALIZATION: —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — Cash $36.0 $15.0 $15.0 $15.0 $15.0 $15.0 $15.0 —— —— —— —— —— —— —— —— —— —— —— —— —— — Revolver 0.0 0.0 0.0 0.0 0.0 0.0 0.0 —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — 1st Lien Term Loan B 700.0 667.7 632.1 585.2 525.9 452.7 363.5 —— —— —— —— —— —— —— —— —— —— —— —— —— —— -— —— -— — Total Bank Debt $700.0 $667.7 $632.1 $585.2 $525.9 $452.7 $363.5 —— —— —— —— —— —— —— —— —— —— —— — Senior Subordinated Notes 160.0 160.0 160.0 160.0 160.0 160.0 160.0 —— —— —— —— —— —— —— —— —— —— —— —— —— —— -— —— -— — Total Debt $1,135.0 $1,102.7 $1,067.1 $1,020.2 $960.9 $887.7 $798.5 —— —— —— —— —— —— —— — Shareholders’ Equity 611.0 628.9 659.6 701.4 755.4 823.3 906.7 —— —— —— —— —— —— —— —— —— —— —— —— —— —— -— —— -— — Total Capitalization 1,746.0 1,731.6 1,726.7 1,721.6 1,716.4 1,710.9 1,705.3 CREDIT STATISTICS: —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — Adjusted EBITDA / 1st Lien Interest 3.1 x 3.5 x 4.3 x 4.9 x 5.7 x 6.8 x 8.7 x —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — Adjusted EBITDA / Cash Interest 1.7 x 1.9 x 2.2 x 2.5 x 2.8 x 3.2 x 3.7 x —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — Adjusted EBITDA / Total Interest 1.6 x 1.9 x 2.2 x 2.4 x 2.7 x 3.0 x 3.5 x —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — (Adjusted EBITDA – Capex) / Total Interest 36.9 x 1.2 x 1.6 x 1.8 x 2.0 x 2.4 x 2.8 x —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — 1st Lien Debt / Adj. EBITDA 4.3 x 3.8 x 3.3 x 2.8 x 2.3 x 1.8 x 1.4 x —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — Senior Debt / Adj. EBITDA 6.0 x 5.3 x 4.7 x 4.1 x 3.5 x 3.0 x 2.4 x —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — Total Debt / Adj. EBITDA 7.0 x 6.2 x 5.5 x 4.9 x 4.2 x 3.6 x 3.0 x —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— -— —— — Free Cash Flow / Total Debt (0.3)% 1.0% 3.3% 4.6% 6.2% 8.3% 11.2% —— —— —— —— —— -— —— —— -— —— —— —— —— —— -— —— -— — Total Debt / Total Capitalization 65.0% 63.7% 61.8% 59.3% 56.0% 51.9% 46.8%
1 Based on management projections. Management projections have not yet been reviewed by Colorprint ’s board.
LBO Analysis23

14 Jun 2007 16:11 24/24 Appendix A: Financial Sponsors Profiles Financial Sponsors Profiles 23

Bidder A Information Financial Sponsors Profiles 24

Bidder B Information Financial Sponsors Profiles 25

Bidder C Information Financial Sponsors Profiles 26

14 Jun 2007 16:11 27/40

Goldman Sachs

Hellman & Friedman

HELLMAN & FRIEDMAN LLC

Overview

- Hellman & Friedman, founded in 1984, is a private equity investment firm well respected for its distinctive investment philosophy and approach
- During its 18-year investing history, the Firm has raised and managed over $8 billion of capital and has invested in over 50 companies
- Hellman & Friedman is currently investing its fifth fund, Hellman & Friedman Capital Partners V, with $3.5 billion of committed capital.
- Hellman & Friedman is raising $8 billion for its sixth fund, Hellman & Friedman Capital Partners VI.
- The Firm looks to invest long-term equity capital to support the strategic and financial objectives of outstanding management teams operating businesses with defensible positions in growing markets
- The Group has a target investment size of $100 million - $1 billion
- Offices are located in San Francisco, London, and New York

Senior Investment Team

Warren Hellman	Co-Founder and Chairman
Brian Powers	CEO
C. Andrew Ballard	Managing Director
Mitchell Cohen	Managing Director
Jeffrey Goldstein	Managing Director
Philip Hammarskjold	Managing Director
Patrick Healy	Managing Director
Georgia Lee	Managing Director
Thomas Steyer	Managing Director
Allen Thorpe	Managing Director
David Tunnell	Managing Director
Frank Zarb	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)
Intergraph Corp.	31-Aug-2006	$1,331
Activant Solutions Inc.	13-Mar-2006	825
VNU NV	**16-Jan-2006**	**11,000**
LPL Group	27-Oct-2005	2,500
DoubleClick Inc.	**25-Apr-2005**	**1,100**
Vertafore	**23-Nov-2004**	**NA**

Investment	Date	Size ($mm)
Texas Genco Holdings Inc.	21-Jul-2004	$3,650
Delaware International Ltd.	05-May-2004	200
Arch Capital Group Limited	20-Nov-2001	250
NASDAQ	**28-Mar-2001**	**240**
Mitchell International	**29-Feb-2000**	**NA**

Financial Sponsors Profiles 27

Bidder D Information Financial Sponsors Profiles 28

Bidder E Information Financial Sponsors Profiles 29

Bidder F Information Financial Sponsors Profiles 30

Bidder G Information Financial Sponsors Profiles 31

Bidder H Information Financial Sponsors Profiles 32

14 Jun 2007 16:11 34/34
Appendix B: Additional Information
Additional Information 33

14 Jun 2007 16:11 35/35
Colorprint
Summary Financials ($ in millions)
For FY Ended Mar 31, For CY Ending Dec 31, —— — 20021 2003 2004 2005 2006 2006 E22007 E2 —— —— —— —— —— —— —— —
Income Statement Net revenues $367.9 $383.8 $408.6 $410.1 $417.7 $460.3 $506.9
% YOY growth 8.2% 4.3% 6.5% 0.3% 1.9% 14.0% 10.1 % EBITDA $136.5 $127.0 $143.4 $151.2 $150.2 $153.8 $175.4
% YOY growth 9.1% (6.9) % 12.9% 5.5% (0.7) % 9.2% 14.0% % EBITDA margin 37.1 33.1 35.1 36.9 35.9 33.4 34.6
D&A $40.9 $40.9 $45.2 $42.4 $36.0 $38.5 $53.2
% of revenue 11.1% 10.6% 11.1% 10.4% 8.6% 8.4% 10.5 % Operating income $95.6 $86.1 $98.1 $108.8 $114.2 $115.3 $122.2
% YOY growth 17.3% (9.9) % 13.9% 10.9% 4.9% 10.9% 6.0% % Operating margin 26.0 22.4 24.0 26.5 27.3 25.0 24.1
Net Income from Operations $66.6 $51.6 $60.4 $68.6 $71.6 $72.1 $69.3
% YOY growth 19.8% (22.6) % 17.1% 13.6% 4.4% 10.1% (3.9) % Diluted EPS $1.17 $0.94 $1.15 $1.31 $1.46 $1.53 $1.51
% YOY growth 21.5% (19.5) % 22.9% 13.5% 11.7% 22.4% (1.3) % Diluted Shares Outstanding 57.1 54.9 52.3 52.4 48.9 46.9 45.9
Balance Sheet PP&E, Net $146.1 $148.7 $126.8 $103.3 $128.5 $203.0 NA Total assets 415.9 422.4 386.8 392.7 337.1 433.7 NA Cash & securities 13.7 1.7 72.7 116.2 28.1 36.0 NA Debt 60.9 68.2 66.9 64.6 61.9 137.0 NA Shareholders equity 223.3 216.0 184.7 196.4 143.2 162.7 NA Selected Data ROACE 32.8% 23.5% 30.1% 36.0% 42.2% 43.4 % NA Debt / Total Capital 21.4 24.0 26.6 24.8 30.2 45.7 NA Debt / EBITDA 0.4 x 0.5 x 0.5 x 0.4 x 0.4 x 0.9 x NA Free Cash Flow $73.3 $64.7 $96.3 $85.6 $42.6 $(10.4) $64.0
Additional Information 35

14 Jun 2007 16:11 36/36
Adjusted EBITDA Calculations
($ in millions)
CY 2006E CY 2007E —— — EBIT $115.3 $122.2 Depreciation & Amortization 38.5 53.2 —— — EBITDA $153.8 $175.4 One time items Year End Change Accounting Expense $0.6 $0.0 Color Installation 2.9 0.8 Severance 1.7 0.0 Office Closure 0.5 0.0 Shareholder Settlement 0.3 0.0 —— — $6.0 $0.8 Public Co. Activities Investor Relations $0.7 $0.7 Audit Firm Services 0.6 0.6 Internal Audit SOX 1.0 1.0 Accounting Organization 0.7 0.7 —— — $3.0 $3.0 Total Adjustments $9.0 $3.8 Reduction in Adjustments For Conservatism (0.5) 0.0 —— — Adjusted EBITDA $162.3 $179.2
Additional Information 35

14 Jun 2007 16:11 37/37
Research Analysts’ Recommendations and Estimates
Analyst Recommendations Evolution of Estimates1 Strong $1.49 Buy 2009E $1.60 13% $1.46 Underperform Estimate Buy 2008E 25% $1.20 $1.25 $1.46 13% $1.27 2005A 2006A
2007E EPS $1.19 $0.80
2004A
Hold 50% $0.40
Dec-2003 Jul-2004 Feb-2005 Sep-2005 Apr-2006 Nov-2006
Monthly from 31-Dec-2003 to 12-Dec-2006
Recommendations: 8 2004 2005 2006 2007 2008 2009
Price Targets Individual Analyst Estimates 2 —— —— —— —— —— —— —— —— -— —— —— —— -— —
Growth Estimates CY Ended Dec —— -— —— —— — Estimate ‘ 05- ‘ 06-’07E 5-Yr. ‘ 06 E‘ 07 E Broker Date Rating ‘ 06 E —— —— —— —— —— —— -— —— —— —— -— —
Goldman 26-Oct-2006 Underperform 24.0% -1.3% — $1.55 $1.53
Sachs3 Bear, Stearns 01-Nov-2006 Hold 25.6% -0.6% 8.5% 1.57 1.56
—— —— —— —— —— -— —— —— —— —— —
Deutsche Bank 31-Oct-2006 Hold 24.8% 12.8% — 1.56 1.76
—— —— —— —— —— -— —— —— —— —— —
First Anal. Sec. 01-Nov-2006 Hold 24.0% 5.8% 10.0 4 1.55 1.64
—— —— —— —— —— -— —— —— —— —— —
JMP Securities 22-Nov-2006 Underperform 27.2% 1.9% 10.0 1.59 1.62
—— —— —— —— —— -— —— —— —— —— —
J.P. Morgan 02-Nov-2006 Buy 27.2% 13.2% — 1.59 1.80
—— —— —— —— —— -— —— —— —— —— —
Robert W. Baird 01-Nov-2006 Hold 23.2% 1.3% — 1.54 1.56
—— —— —— —— —— -— —— —— —— —
$30.00 $29.00 Current = $28.58 $28.00
$26.00 $24.62 $25.00
$24.00 $23.00 $22.00
$20.00
Goldman Robert Deutsche JMP Sachs [2] Baird Bank Securities
[Graphic Appears Here]
Evolution of EPS estimates based on fiscal year-end Mar-31 estimates, estimates unadjusted for FAS123R expense. 2 EPS estimates adjusted to exclude FAS123R expense.
3 Goldman Sachs coverage of POS was temporarily suspended on 8-Dec-2006.
4 First Analysis Securities estimate excluded from IBES median 5 year growth estimate.
Additional Information 36

14 Jun 2007 16:11 37/40

Goldman Sachs

Management vs. Analysts Estimates

($ in millions, except per share data)

CY 2006 Estimates[1]

	EPS	Revenue	EBITDA	EBIT	Net Income	Avg. Shares
Management[2]	$ 1.53	$ 460.3	$ 153.8	$ 115.3	$ 72.1	47.1
Goldman, Sachs & Co.	1.55	452.5	NA	NA	75.3	48.6
Bear, Stearns & Co.	1.57	449.0	156.4	118.0	73.4	46.8
Deutsche Bank North America	1.56	451.9	153.0	114.7	73.0	46.8
First Analysis Securities Corp	1.55	451.2	150.3	113.1	72.7	46.9
JMP Securities	1.59	452.8	NA	116.2	74.2	46.7
JP Morgan	1.59	NA	NA	NA	NA	NA
Robert W. Baird & Co., Inc.	1.54	456.4	155.7	117.1	72.1	46.8
William Blair & Company, L.L.C.	1.51	450.7	NA	NA	NA	NA
Analyst Median	$ 1.56	$ 451.9	$ 154.4	$ 116.2	$ 73.2	46.8
Analyst Range - High to Low	5.3 %	1.6 %	4.0 %	4.3 %	4.4 %	4.0 %

CY 2007 Estimates[3]

	EPS	Revenue	EBITDA	EBIT	Net Income	Avg. Shares
Management[2]	$ 1.51	$ 506.9	$ 175.4	$ 122.2	$ 69.3	45.9
Goldman, Sachs & Co.	1.53	465.4	163.6	106.7	72.4	47.2
Bear, Stearns & Co.	1.56	470.7	162.7	107.0	71.0	45.5
Deutsche Bank North America	1.76	492.1	172.9	123.3	79.9	45.5
First Analysis Securities Corp	1.64	477.7	156.9	113.4	76.3	46.6
JMP Securities	1.62	490.7	NA	113.5	75.0	46.2
JP Morgan	1.80	NA	NA	NA	NA	NA
Robert W. Baird & Co., Inc.	1.56	504.3	172.1	122.6	71.5	45.9
William Blair & Company, L.L.C.	1.65	485.5	NA	NA	NA	NA
Analyst Median	$ 1.62	$ 485.5	$ 163.6	$ 115.1	$ 73.8	46.1
Analyst Range - High to Low	17.6 %	8.4 %	10.2 %	15.6 %	12.5 %	3.8 %

Additional Information 37

14 Jun 2007 16:11 39/39 Peer Beta Calculation Average of Different Beta Sources 5-Year Levered Betas — Barra Bloomberg1 Average —— —— —— —
Colorprint 0.97 1.19 1.08
—— —— —— —
Harte Hanks 0.81 0.71 0.76
—— —— —— —
Acxiom 0.79 1.02 0.91
—— —— —— —
Valassis 1.56 0.91 1.23
—— —— —— —
Advo 1.15 0.81 0.98
—— —— —— —
InfoUSA 1.21 1.19 1.20
—— —— —— —
Median 1.06 0.97 1.03
—— —— —— —
Additional Information 38

14 Jun 2007 16:11 40/40
Cost of Equity and WACC Analysis
($in millions) —— —— —— —— —— —— —— —— —— —— — Risk Cost of Pre-Tax Effective Risk-Free Premium Equity Beta Equity Cost of Tax Rate Current & nbsp; Curr. Mkt. Val. Rate1 2 3 4 (t)5 Debt (D)6 of Equity (E)7 WACC —— —— —— —— —
(Rp) (Be) (Ke) Debt (Kd) —— —— —— —— —— —— —— —— —— —— —
Colorprint8 4.54% 5.00% 1.08 9.93% 5.34% 38.0% $112 $1,352 9.42% —— —— —— —— —— —— —— —— —— —
Harte Hanks 4.54% 5.00% 0.76 8.35% 5.96% 38.0% $167 $2,097 8.00% —— —— —— —— —— —— —— —— —— —
Acxiom 4.54 5.00 0.91 9.07 6.63 39.0 795 2,026 7.65
—— —— —— —— —— —— —— —— —— —— —
Valassis9 4.54 5.00 1.23 10.71 6.23 35.0 260 786 9.06
—— —— —— —— —— —— —— —— —— —— —
Advo 4.54 5.00 0.98 9.45 7.10 35.1 124 926 8.87
—— —— —— —— —— —— —— —— —— —— —
InfoUSA 4.54 5.00 1.20 10.53 7.08 36.0 137 680 9.53
—— —— —— —— —— —— —— —— —— —— —
Median 1.03 9.69% 8.96% —— —— —— —
Additional Information 39

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Appendix C: Sponsor Proposals
Sponsor Proposals 40